Exhibit 99.7

January 24, 2008

Restoration Hardware, Inc.

15 Koch Road, Suite J

Corte Madera, California 94925

Gentlemen:

Reference is hereby made to that certain Eighth Amended and Restated Loan and Security Agreement dated as of June 19, 2006, as amended by the First Amendment thereto dated as of April 27, 2007 (the “Loan Agreement”) by and among Restoration Hardware, Inc. (the “Company”), the other Borrowers party thereto, the Lenders party thereto, and Bank of America, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Loan Agreement

On November 7, 2007, the Agent and the Lenders entered into a certain letter agreement (the “Consent Letter”) with the Company regarding the possible acquisition of the Company by a newly formed entity (“Parent”) affiliated with Catterton Partners Management Company by means of a merger of a newly formed wholly owned subsidiary of the Parent with and into the Company, with the Company being the surviving entity (the “Acquisition”) pursuant to an Agreement and Plan of Merger dated as of November 8, 2007 (the “Acquisition Agreement”), pursuant to which the Agent and the Lenders agreed to waive certain Defaults and Events of Default and consented to the Acquisition, subject to the terms set forth in the Consent Letter.

The Consent Letter terminates by its terms on April 30, 2008 unless the Acquisition is consummated by such date. The Company has requested that the Agent and the Lenders hereby agree to extend such termination date and the Agent and the Lenders have agreed to do so, subject to the terms and conditions hereof, and the parties hereto hereby agree as follows:

1.	The first sentence of Paragraph 6 of the Consent Letter is hereby deleted in its entirety and the following substituted in its stead:

The Agent shall have been paid for its own account and the account of the Lenders an amendment fee in an amount equal to 10 basis points of each Lender’s outstanding Revolving Loan Commitment.

2.	Paragraph 8(c) of the Consent Letter is hereby deleted in its entirety and the following substituted in its stead:

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Restoration Hardware, Inc.

January 24, 2008

(c) The Agent shall have received a certificate from the Company certifying that the Acquisition has been consummated. If such certificate has not been received by June 30, 2008, this consent and waiver shall be deemed void and of no force and effect.

3.	Effective on the consummation of the Acquisition, the Loan Agreement shall be amended by increasing the Base Rate Margins and the LIBOR Margins (for both the Revolving Portion and the Incremental Revolving Credit Loans) on the pricing grid set forth in such definition by 0.125% per annum in each Level of such pricing grid. The foregoing shall not modify, limit or impair the Agent’s and the Lenders’ rights to impose the Default Rate or to adjust the Applicable Margin, in each case, at the times and in the manner set forth in the Loan Agreement as in effect on the date hereof or as hereafter amended.

4.	The Agent acknowledges that the terms of the First Amendment to Agreement and Plan of Merger, dated as of January 24, 2008 (the “Acquisition Amendment”), are satisfactory to it for purposes of Section 8.b of the Consent Letter, and acknowledges that the changes to the capital structure of the Borrower contemplated by the Acquisition Amendment (including the reduction of the purchase price provided therein and the issuance of the Subordinated Notes (as defined below) including the contemplated exchange of the Subordinated Notes for equity of the Borrower upon the closing of the Acquisition) are satisfactory to it for purposes of Section 4 of the Consent Letter.

5.	The Agent agrees that the terms of (a) the $20,625,000 Subordinated Unsecured PIK Promissory Note, dated January 24, 2008, made by the Company payable to the order of Catterton Partners, VI L.P., and (b) the $4,375,000 Subordinated Unsecured PIK Promissory Note, dated January 24, 2008, made by the Company payable to the order of Catterton Partners VI Offshore, L.P. (collectively, the “Subordinated Notes”), together with the terms of the Subordination Agreements, each dated as of such date, (i) among the Company, The Michaels Furniture Company, Inc., Catterton Partners VI L.P., and the Agent, and (ii) among the Company, The Michaels Furniture Company, Inc., Catterton Partners VI Offshore, L.P., and the Agent, respectively, have been disclosed to the Agent pursuant to Section 8.2.4 of the Loan Agreement, and are acceptable to the Agent pursuant to Section 8.2.3(x) of the Loan Agreement.

6.	Except as expressly amended herein, all other terms and conditions of the Consent Letter remain in full force and effect. Except as expressly waived or modified in the Consent Letter, as amended herein, all other terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.

[SIGNATURE PAGES ON FOLLOWING PAGE]

Restoration Hardware, Inc.

January 24, 2008

If the foregoing correctly sets forth our understanding, please indicate your agreement by signing below.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Managing Director

THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Administrative Agent and as a Lender

By:	/s/ Frank Brown
Name:	Frank Brown
Title:	Senior Vice President

WELLS FARGO RETAIL FINANCE, LLC, as Documentation Agent and as a Lender

By:	/s/ Matthew N. Williams
Name:	Matthew N. Williams
Title:	Vice President

AGREED AND ACCEPTED:

RESTORATION HARDWARE, INC., as Lead Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	Chief Financial Officer

THE MICHAELS FURNITURE COMPANY, INC., as a Borrower

By:	/s/ Chris Newman
Name:	Chris Newman
Title:	Chief Financial Officer